                                                                   EXHIBIT 10.52

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND FROM COUNSEL REASONABLY ACCEPTABLE TO CASTLE BRANDS THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS.

                     AMENDED AND RESTATED WARRANT AGREEMENT

ORIGINAL ISSUANCE DATE:       December 1, 2003

PARTIES:                      Keltic Financial Partners, LP   ("Keltic")
                              555 Theodore Fremd Avenue
                              Suite C-209
                              Rye, New York  10580

                              Castle Brands Inc.              ("Castle Brands")
                              570 Lexington Avenue
                              29th Floor
                              New York, New York 10022

                                    RECITALS:

      1. This Warrant Agreement was entered into on December 1, 2003 (the "Original Warrant Agreement") in connection with that certain Revolving Loan Agreement between GSRWB, Inc. (the predecessor to Castle Brands) and Keltic dated as of August 27, 2002, as amended from time to time through the date hereof, and related loan and security documents (collectively, the "Loan Agreement").

      2. This Amended and Restated Warrant Agreement, dated September 27, 2005 (this "Warrant Agreement") amends and restates the Original Warrant Agreement, which shall be surrendered, cancelled and terminated and be null and void as of the date of this Warrant Agreement, and supersedes all other prior warrants, agreements, representations and warranties of any person in connection herewith.

      NOW, THEREFORE, in consideration of the Loan Agreement and the mutual agreements contained herein, the parties agree as follows:

SECTION 1 GRANT AND ACCEPTANCE OF WARRANT AGREEMENT

      Castle Brands grants and delivers this Warrant Agreement to Keltic entitling it and its permitted transferees under Section 4.3 below (collectively, "Holder") subject to the terms and conditions set forth in this Warrant Agreement, to purchase from the date of this Warrant Agreement to September 1, 2014 (the "Expiration Date"), One Hundred Thousand (100,000) shares of common stock, $.01 par value per share ("Common Stock"), of Castle Brands from Castle Brands at the purchase price of Six Dollars ($6.00) per share (subject to adjustment as hereafter provided), upon presentation of this Warrant Agreement and payment of the purchase price in cash, certified check or bank draft payable to Castle Brands or other form of payment acceptable to Castle Brands at the office of Castle Brands at the address indicated above. Keltic accepts and agrees to the terms and conditions of this Warrant Agreement.

SECTION 2 DURATION AND EXERCISE OF WARRANT AGREEMENT

      2.1 Term. This Warrant Agreement shall become void unless it is exercised and payment of the purchase price made prior to the Expiration Date.

      2.2 Exercise of Warrant Agreement. This Warrant Agreement may be exercised during its exercise period by Holder, and at its or their option, as to the whole at any time or in part from time to time. If this Warrant Agreement is exercised at one time for less than the maximum number of shares of Common Stock purchasable upon the exercise hereof, Castle Brands shall issue to Holder a new warrant agreement of like tenor and date representing the number of shares of Common Stock equal to the difference between the number of shares purchasable upon full exercise of this Warrant Agreement and the number of shares that were purchased upon the exercise of this Warrant Agreement. To be exercised, this Warrant Agreement must be surrendered by Holder for cancellation at the office of Castle Brands accompanied with written instructions as to the number of shares to be purchased and the payment of the purchase price. If Castle Brands, in its sole discretion, elects to allow payment of all or a portion of the purchase price in installments, Holder exercising this Warrant Agreement shall also deliver a promissory note, in form satisfactory to Castle Brands, for the deferred portion of the price secured by a pledge, also in a form satisfactory to Castle Brands, of the shares of stock purchased by such exercise of this Warrant Agreement.

      2.3 Investment Interest. Unless the Underlying Shares (as hereinafter defined) have been registered under the securities laws and a representation for investment intent is not needed to comply with the securities laws, if required by Castle Brands at the time of any exercise of this Warrant Agreement, as a condition to such exercise, Holder shall enter into an agreement with Castle Brands in form reasonably satisfactory to counsel for Castle Brands by which Holder (1) shall represent that the shares are being acquired for Holder's own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such shares, and (2) shall agree that, if Holder should decide to sell, transfer, or otherwise dispose of any of such shares, Holder may do so only in accordance with this Warrant Agreement and applicable securities laws.

SECTION 3 COVENANTS OF CASTLE BRANDS

      3.1 Reservation of Stock. Castle Brands covenants that, while this Warrant Agreement is exercisable, it shall reserve a sufficient number of shares to provide for the delivery of shares pursuant to the exercise of this Warrant Agreement.

      3.2 Validly Issued Stock. Castle Brands covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant Agreement shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

      3.3 Due Authorization. Castle Brands covenants that all acts and things necessary have been done and performed to make this Warrant Agreement when executed on behalf of Castle Brands, the valid, binding and legal obligation of Castle Brands, and to authorize the execution and delivery of this Warrant Agreement and the issuance of the shares upon exercise hereof.

      3.4 By-laws. Castle Brands covenants that (i) the copy of the Bylaws provided to Keltic prior to the execution of this Warrant Agreement will be a complete and correct copy of the Bylaws upon the closing of Castle Brands' initial public offering (the "IPO"); (ii) the Bylaws will be in full force and effect upon the closing of the IPO; and (iii) no amendment shall be made to the By-laws which shall adversely affect the Holder unless the rights of holders of other derivative securities are similarly adversely affected or the Holder consents to such amendment in writing.

SECTION 4 RESTRICTIONS ON TRANSFERABILITY

      4.1 Transfer Restrictions. Unless and until registered or an exemption is available from such registration, this Warrant Agreement and the shares of Common Stock purchased upon exercise of this Warrant Agreement ("Purchased Shares") or purchasable upon exercise of this Warrant Agreement ("Underlying Shares") shall not be sold, assigned, transferred or pledged except upon the conditions specified in Section 4 of this Warrant Agreement, which conditions are intended to ensure compliance with the provisions of the applicable federal and state securities laws.

      4.2 Securities Compliance. Keltic represents that it is acquiring this Warrant Agreement for its own account for investment, and not with the view to, or for resale in connection with, any distribution thereof. Keltic understands that this Warrant Agreement has not been registered under the Securities Act or any applicable state securities laws by reason of specific exemptions from the registration provisions of those securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Keltic's representation herein. Keltic acknowledges that this Warrant Agreement, the Purchased Shares and the Underlying Shares must be held indefinitely, unless subsequently registered under the Securities Act or unless an exemption from registration is available.

      4.3 Transferees Bound By This Warrant Agreement. Notwithstanding anything else to the contrary stated in this Warrant Agreement, no transfer shall be made unless the transferee executes a counterpart copy of this Warrant Agreement, as amended, pursuant to which the transferee agrees to be bound by the provisions of this Warrant Agreement, as amended; provided, however, that this Section 4.3 shall not apply to the extent the Warrant Agreement or the Purchased Shares are registered or an exemption from registration is available under applicable securities laws.

      4.4 Notice of Proposed Transfers. Prior to any proposed sale, assignment, transfer or pledge of this Warrant Agreement or Purchased Shares, unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, Holder shall give written notice to Castle Brands of its intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if Castle Brands reasonably so requests, shall be accompanied at Holder's expense by either (i) a written opinion of legal counsel in form and from counsel reasonably acceptable to Castle Brands which states that the proposed transfer of this Warrant Agreement or Purchased Shares may be effected without registration under the Securities Act or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Warrant Agreement or Purchased Shares shall be entitled to transfer such Warrant Agreement or Purchased Shares in accordance with the terms of the notice delivered by Holder to Castle Brands. Castle Brands will not require such a legal opinion or "no action" letter in any transaction in compliance with Rule 144 of the Commission. Each certificate evidencing the Purchased Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Warrant Agreement, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for Castle Brands such legends are not required in order to establish compliance with any provisions of the Securities Act.

      4.5 Restrictive Legends. Each certificate representing the Purchased Shares and any other securities issued in respect of the Purchased Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event unless the same are registered prior to exercise of this Warrant Agreement, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN

      FORM AND FROM COUNSEL REASONABLY ACCEPTABLE TO CASTLE BRANDS THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS.

      Holder consents to Castle Brands making a notation on its records and giving instructions to any transfer agent of the Purchased Shares in order to implement the restrictions on transfer established in this Warrant Agreement.

      4.6 Modification of this Section. If a registration statement under the Securities Act is hereafter filed with respect to this Warrant Agreement, Purchased Shares or the Underlying Shares, the provisions in this Warrant Agreement that would otherwise be required by this Section 4 shall be appropriately modified or eliminated.

      4.7 Otherwise Transferable. Subject to the transfer conditions set forth in this Section 4, this Warrant Agreement and all rights hereunder are transferable, in whole or in part, without charge to Holder, upon surrender of this Warrant at the principal office of Castle Brands.

SECTION 5 CONVERSION RIGHT

      5.1 Fair Market Value. For purposes of this Section 5: If the shares are traded regularly in a public market, the fair market value of a share shall be the closing price of the shares (or the closing price of the stock of Castle Brands into which the shares are convertible) reported for the business day immediately before Holder delivers its Conversion Notice to Castle Brands. If the shares are not regularly traded in a public market, the Board of Directors of Castle Brands shall determine fair market value of Castle Brands as a whole (the "Enterprise Value") in its reasonable good faith judgment and the fair market value of a share for purposes of this Warrant Agreement shall be an amount equal to (x) the Enterprise Value divided by (y) the number of outstanding shares of Common Stock. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then Castle Brands and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. All fees and expenses of such investment banking firm shall be paid by Castle Brands. As used in this Section 5 with respect to any share of Common Stock, the term "Fair Market Value" means the value of such share determined as set forth in this
Section 5.1.

      5.2 Conversion Right. In lieu of exercising this Warrant Agreement as specified in Section 2, Holder may from time to time convert this Warrant Agreement (the "Conversion Right"), in whole or in part, into a number of shares of Common Stock equal to the Spread Value (as defined below) of the shares as to which the Conversion Right is to be exercised divided by the Fair Market Value of one share of Common Stock in effect immediately prior to such exercise of the Conversion Right. As used herein, the "Spread Value" equals the product of (x) the number of shares of Common Stock purchasable under this Warrant Agreement as to which the Conversion Right is being exercised multiplied by (y) the amount by

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which (A) the Fair Market Value of one share exceeds (B) the Exercise Price (as defined below) in effect immediately prior to such exercise of such Conversion Right.

      5.3 Conversion Notice. Subject to Section 7.6 of this Warrant Agreement, the Conversion Right may be exercised by Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the "Conversion Notice") to Castle Brands at its principal office exercising the Conversion Right and specifying (i) the total number of shares Holder will purchase pursuant to such conversion and (ii) a place and date not less than one nor more than 30 days from the date of the Conversion Notice to the closing of such purchase.

SECTION 6 ANTI-DILUTION ADJUSTMENTS

      6.1 Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the purchase price of each share of Common Stock pursuant to this Warrant Agreement (the "Exercise Price") shall be subject to adjustment from time to time as provided in this Section 6, and the number of shares obtainable upon exercise of this Warrant Agreement shall be subject to adjustment from time to time as provided in this Section 6.

      6.2 Subdivision or Combination of Shares. If Castle Brands at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If Castle Brands at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

      6.3 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Castle Brands' assets or other transaction, which in each case is effected in such a way that the holders of shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, Castle Brands shall make appropriate provision (in form and substance satisfactory to Holder) to insure that Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant Agreement, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant Agreement had such Organic Change not taken place. In any such case, Castle Brands shall make appropriate provision (in form and substance satisfactory to Holder) with respect to Holder's rights and interests to insure that the provisions of this Section 6 shall thereafter be applicable to this

Warrant Agreement (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than Castle Brands, an immediate adjustment of the Exercise Price to the value for the shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant Agreement, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). Castle Brands shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than Castle Brands) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to Holder), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      6.4 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Castle Brands' Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.

      6.5 Notices.

      (i) Immediately upon any adjustment of the Exercise Price, Castle Brands shall give written notice thereof to Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (ii) Castle Brands shall give written notice to Holder at least 20 days prior to the date on which Castle Brands closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock,
(B) with respect to any pro rata subscription offer to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

      (iii) Castle Brands shall also give written notice to Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

SECTION 7 LIMITED REGISTRATION RIGHTS

      7.1 Limited Registration Rights.

            7.1.1 None of this Warrant Agreement, the Purchased Shares or the Underlying Shares have been registered under the securities laws of any jurisdiction.

            7.1.2 Except as specifically provided for in Section 7.1.3 of this Warrant Agreement, Castle Brands is not obligated to register either the Warrant Agreement, the Purchased Shares or the Underlying Shares.

            7.1.3 While this Warrant Agreement is in effect and for the ten (10) year period ending after the exercise of this Warrant Agreement, if after Castle Brands has completed an initial public offering of securities with gross proceeds exceeding $15 million, Castle Brands elects to file a registration statement under the Securities Act covering any of its Common Stock, whether or not for sale for its own account, other than (x) a registration relating solely to employee benefit plans, or (y) a registration relating solely to a Commission Rule 145 transaction, Castle Brands will give prompt written notice to Holder of its intent to do so, and if Holder so requests, Holder will be allowed to have the Purchased Shares or Underlying Shares registered to the extent then permissible under the applicable securities laws and, if so requested, to have those shares included in any public offering and distributed by the underwriters along with the shares of Common Stock being offered and sold by Castle Brands subject to any customary limitations or cutbacks as may be imposed by the underwriter and other registration rights then in existence.

            7.1.4 In the event that on either June 1, 2007 or June 1, 2008 (each, a "Registration Deadline Date") (a) there are Purchased Shares or Underlying Shares that have not been registered ("Unregistered Warrant Shares") and (b) Castle Brands has not filed a registration statement whereby Keltic had the opportunity to register such Unregistered Warrant Shares prior to the applicable Registration Deadline Date, Castle Brands shall pay Keltic U.S.$100,000 within ten days of such Registration Deadline Date.

      7.2 Expenses of Registration.

      All registration and other related expenses incurred in connection with any registration pursuant to this Section 7, and the reasonable cost of one special legal counsel to represent all Holders, shall be borne by Castle Brands, except for Holder's share of underwriter's fees, if any.

      7.3 Indemnification.

            7.3.1 Indemnification by Castle Brands. To the extent permitted by law, Castle Brands will indemnify Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 7 against losses, claims, damages, liabilities, investigations, actions, proceedings and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary or summary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Castle Brands will reimburse Holder for any legal and other expenses reasonably incurred by Holder in connection with investigating or defending any such loss, claim, liability, investigation, action or proceeding except insofar as the same was made in reliance upon and in conformity with written information furnished to Castle Brands by an instrument duly executed by Holder expressly stated for use therein ("Holder's Information") or such liability arises out of or is based on willful misconduct of Holder.

            7.3.2 Indemnification by Holder. To the extent permitted by law, in connection with each registration relating to the disposition of the Purchased Shares or Underlying Shares by Holder pursuant to Section 7, Holder will indemnify Castle Brands, each of its directors, officers, agents, and any person who controls Castle Brands (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, investigations, actions, proceedings and expenses described in Section 7.3.1 above, but only with respect to untrue statements or omissions made in the registration statement, any preliminary or summary prospectus or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with Holder's Information; provided, however, that the liability of Holder for indemnification under this Section 7.3.2 shall not exceed the gross proceeds from the offering received by Holder, unless such liability arises out of or is based on willful misconduct of Holder.

            7.3.3 Claims for Indemnification. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall unless in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party in respect of such claim, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            7.3.4 Survival of Indemnification. The indemnification provided for under this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party. The obligations of Castle Brands and Holder under this Section 7 shall survive the completion of any offering of registrable securities in a registration statement pursuant to this Warrant Agreement. The parties agree to make such provisions for contribution as are reasonably requested by the other party hereto, in the event indemnification is unavailable for any reason.

      7.4 Information by Holder; Copies of Prospectus. Holder shall furnish to Castle Brands such information regarding itself, the registrable securities held by it and the distribution proposed by it as Castle Brands may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7. In connection with any such registration, Castle Brands shall furnish to Holder the registration statement and each amendment and supplement thereto and such other documents as Holder may reasonably request, and such numbers of copies as it may reasonably request, in order to facilitate the disposition of registrable securities owned by it, of any prospectus or preliminary or summary prospectus prepared in conformity with the Securities Act.

      7.5 Obligations of Castle Brands. Whenever required under this Section 7 to effect the registration of any Purchased Shares or Underlying Shares pursuant to Section 7.1.3, Castle Brands shall, as soon as practicable:

            7.5.1 Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for at least 120 days.

            7.5.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for at least 120 days, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            7.5.3 Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where an exemption is not available as shall be reasonably requested by Holder, to keep such registration or qualification in effect for so long as such registration statement remains in effect, provided that Castle Brands shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

            7.5.4 Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of Holder furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

            7.5.5 Furnish, at the request of Holder, on the date that such securities are delivered to the underwriters for sale in connection with a registration pursuant to this Warrant Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated such date of the counsel representing Castle Brands for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date from the independent certified public accountants of Castle Brands in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder. Any opinion or letter given shall be subject to all of the qualifications, exceptions and conditions appropriate to the then existing circumstances.

            7.5.6 Use its reasonable efforts to cause all registered shares to be listed on each securities exchange on which Castle Brands Common Stock is then listed.

      7.6 Removal of Legend. After registration of the Purchased Shares and upon the reasonable request of Holder and at Castle Brands' expense, Castle Brands shall take such reasonable actions as are necessary to remove the legends and restrictions on transfer established in this Warrant Agreement.

      7.7 Lock-up Agreement. Keltic hereby agrees to execute and deliver the lock-up agreement attached hereto as Exhibit A (the "Lock-up Agreement") simultaneously with execution and delivery of this Warrant Agreement. All of Keltic's rights under this Warrant Agreement are subject to the provisions of the Lock-Up Agreement.

SECTION 8 TAX WITHHOLDING

      If, in connection with the exercise of this Warrant Agreement or any sale, transfer or other disposition of any of the Purchased Shares acquired upon exercise of this Warrant Agreement, Castle Brands is required by applicable federal, state or local law to withhold any amount on account of employment, income or similar taxes, Holder agrees to pay to Castle Brands upon request the amount required to be withheld.

SECTION 9 MISCELLANEOUS

      9.1 Transfer; Successors and Assigns. Except as the transferability of rights is expressly limited herein, the terms and conditions of this Warrant Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant Agreement, except as expressly provided in this Warrant Agreement.

      9.2 Titles and Subtitles. The titles and subtitles used in this Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Warrant Agreement.

      9.3 Notices. All notices, requests, demands or other communications required or permitted to be given under this Warrant Agreement shall be in writing, delivered to or sent by fax, or postage prepaid certified mail, addressed (a) if to Holder, at such address as such Holder shall have furnished to Castle Brands in writing, or (b) if to Castle Brands, at such address as Castle Brands shall have furnished in writing to Holder to the attention of the President. Any notice or other communication shall be deemed to be given at the expiration of the fifth day after the date of deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 9.3.

      9.4 Severability. If any provision of this Warrant Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Warrant Agreement shall not be in any way impaired.

      9.5 Attorneys Fees. If any suit or action is filed by any party to enforce this Warrant Agreement or otherwise with respect to the subject matter of this Warrant Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard or decided. Attorneys fees shall include fees of paralegals and deposition expenses, and shall further include attorneys fees incurred by any party in connection with any bankruptcy or similar proceeding.

      9.6 Governing Law and Venue. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any suit or action is filed by any party to enforce this Warrant Agreement or otherwise with respect to the subject matter of this Warrant Agreement, venue shall be in the federal or state courts in New York, New York, unless venue there would prevent the joining of appropriate third parties.

      IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first above written.

                                       CASTLE BRANDS INC.
                                         a Delaware corporation

                                       By:  /s/ Mark Andrews
                                            ---------------------------------
                                       Mark Andrews
                                       President and Chief Executive Officer

                                       KELTIC FINANCIAL PARTNERS, LP
                                         a Delaware limited partnership

                                       By:  Keltic Financial Services LLC,
                                       its general partner

                                       By:  /s/ Robert N. Laughlin
                                            ---------------------------------
                                       Name:    Robert N. Laughlin
                                       Title:   Managing Partner

                                    EXHIBIT A

                          KELTIC FINANCIAL PARTNERS LP
                     555 THEODORE FREMD AVENUE, SUITE C-209
                               RYE, NEW YORK 10580

                                                              September 27, 2005

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004

Dear Ladies and Gentlemen:

      The undersigned understands that Oppenheimer & Co. Inc. ("Oppenheimer"), ThinkEquity Partners LLC ("ThinkEquity"), Ladenburg Thalman & Co. Inc. ("Ladenburg") and perhaps certain other underwriters severally propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Castle Brands Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Oppenheimer, ThinkEquity and Ladenburg (the "Underwriters"), of $2,500,000 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Oppenheimer on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) the exercise of any stock option, warrant or other right to acquire shares of Common Stock, the conversion of a security convertible into Common Stock, or any disposition of shares of Common Stock, (i) in lieu of payment of the exercise or conversion price thereof or (ii) to the Company to satisfy any withholding tax obligation in connection with such exercise or conversion; (c) transfers by the undersigned to any member of the immediate family of the undersigned, to any trust for the direct or indirect benefit of the undersigned or as bona fide gifts; provided that, in each case, each transferee and the trustee of any such trust, as applicable, agrees to be bound in writing to the restrictions set forth in this Lock-Up Agreement; or (d) if the undersigned is an individual, the transfer of any shares as a result of testate or intestate succession, or in the event that the undersigned becomes permanently disabled, provided that, in each case, each transferee agrees to be bound in writing to the restrictions set forth in this Lock-Up Agreement. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions. This Lock-Up Agreement shall remain in full force regardless of any delay in the Public Offering, any increase or reduction in the size of, or other change in, the Public Offering; provided, however, that, notwithstanding any other provision contained herein, this Lock-Up Agreement, including the provisions of this paragraph, shall be automatically terminated and shall cease to be of any force and effect if (i) the Company and the Underwriters have not entered into the Underwriting Agreement on or before March 31, 2006 or (ii) any holder of 25,000 or more shares of Common Stock (subject to adjustment to reflect any stock split, stock dividend, combination, recapitalization, reorganization or other adjustment of the Common Stock) is released from their lock-up agreement.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                   Very truly yours,

                                   KELTIC FINANCIAL PARTNERS LP

                                   By: /s/ Robert N. Laughlin
                                       ------------------------
                                   Name:  Robert N. Laughlin
                                   Title: Managing Partner

                                   Print address:

                                   555 Theodore Fremd Avenue C207
                                   Rye, New York 10580

                                      -2-